                                                                      Exhibit 20


                          KEY AUTO FINANCE TRUST 1997-1
             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware


Collection Period:  March 1 to March 31, 1998
Distribution Date:  April 15, 1998

Statement for Class A and Class B Noteholders and Certificateholders                              Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                           Class A/Class B
                                                                                                     Certificate Amount
                                                                                                -----------------------------
(i)    Principal Distribution
          Class A-1 Note Amount                                                      13,746,873.55                        45.8229118
          Class A-2 Note Amount                                                               0.00                         0.0000000
          Class A-3 Note Amount                                                               0.00                         0.0000000
          Class B  Note Amount                                                                0.00                         0.0000000
          Certificates Amount                                                                 0.00                         0.0000000


(ii)   Interest Distribution
          Class A-1 Note Amount                                                         558,469.56                         1.8615652
          Class A-2 Note Amount                                                         332,750.00                         5.0416667
          Class A-3 Note Amount                                                         236,472.63                         5.1250000
          Class B  Note Amount                                                          140,304.00                         5.3333333
          Certificates Amount                                                           112,535.50                         6.4166667


(iii)  Total Pool Balance of Notes and Certificates (end of Collection Period)      256,796,986.96


(iv)   Class A-1 Notes Balance (end of Collection Period)                           100,810,986.96
       Class A-1 Pool Factor (end of Collection Period)                                                                    0.3360366
       Class A-2 Notes Balance (end of Collection Period)                            66,000,000.00
       Class A-2 Pool Factor (end of Collection Period)                                                                    1.0000000
       Class A-3 Notes Balance (end of Collection Period)                            46,141,000.00
       Class A-3 Pool Factor (end of Collection Period)                                                                    1.0000000
       Class B Notes Balance (end of Collection Period)                              26,307,000.00
       Class B Pool Factor (end of Collection Period)                                                                      1.0000000
       Certificates Balance (end of Collection Period)                               17,538,000.00
       Certificates Pool Factor (end of Collection Period)                                                                 1.0000000


(v)    Basic Servicing Fee                                                              222,715.00                         0.4884251


(vi)   Aggregate Net Losses                                                             889,768.29



                                     Page 1
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                          KEY AUTO FINANCE TRUST 1997-1
             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware


Collection Period:  March 1 to March 31, 1998
Distribution Date:  April 15, 1998

Statement for Class A and Class B Noteholders and Certificateholders                              Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                           Class A/Class B
                                                                                                     Certificate Amount
                                                                                                -----------------------------
(vii)   Reserve Account Balance after Giving Effect to Payments                       7,704,804.79
       Made on Distribution Date
        Specified Reserve Account Balance after Giving Effect to Payments             7,704,804.79
       Made on Distribution Date
        Draws on Reserve Account                                                              0.00
        Deposits to Reserve Account                                                           0.00


(viii)  Class A-1 Notes Interest Carryover Shortfall                                          0.00                         0.0000000
         Class A-2 Notes Interest Carryover Shortfall                                         0.00                         0.0000000
         Class A-3 Notes Interest Carryover Shortfall                                        (0.00)                        0.0000000
         Class B Notes Interest Carryover Shortfall                                           0.00                         0.0000000
         Certificates Interest Carryover Shortfall                                            0.00                         0.0000000
         Class A-1 Notes Principal Carryover Shortfall                                        0.00                         0.0000000
         Class A-2 Notes Principal Carryover Shortfall                                        0.00                         0.0000000
         Class A-3 Notes Principal Carryover Shortfall                                        0.00                         0.0000000
         Class B Notes Principal Carryover Shortfall                                          0.00                         0.0000000
         Certificates Principal Carryover Shortfall                                           0.00                         0.0000000


(ix)  Additional Principal Distributable Amount                                               0.00


(x)    Aggregate Purchase Amount of Receivables Repurchased by the Seller                     0.00
       or purchased by Servicer


(xi)  Delinquent Contracts
                                                                             Number                          Balance
                                                              ------------------------------------------------------------------
           30-59 Days                                                         479                             5,216,207.68
           60-89 Days                                                          83                               738,137.29
           90 Days or More                                                    257                             1,504,611.16




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